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Exhibit 4.5

DEED OF HYPOTHEC TO SECURE DEBENTURES

ON THIS TWENTY-SECOND DAY OF AUGUST TWO THOUSAND AND FIVE.

BEFORE Mtre Robert Alain, the undersigned Notary for the Province of Quebec, practicing in the City and District of Montreal.

APPEARED:

SR TELECOM INC. (the "Grantor"), a legal person and a corporation duly incorporated under the Canada Business Corporations Act, having its registered office and a place of business at 8150 Trans-Canada Highway, City of Montreal (Saint-Laurent), Province of Quebec, H4S 1M5, herein acting and represented by David L. Adams, its Senior Vice-President, Finance, Chief Financial Officer and Secretary, duly authorized for all purposes hereof pursuant to a Resolution of its Board of Directors enacted on July 19, 2005, a certified extract of which remains annexed hereto as Annex "A" hereto after having been signed for identification by said representative with and in the presence of the undersigned Notary.

AND:

SOCIÉTÉ DE FIDUCIE COMPUTERSHARE DU CANADA /COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company duly subsisting under the Trust and Loan Companies Act, Canada, in its capacities as (i) Fondé de Pouvoir of the Debentureholders, and (ii) Trustee under the Trust Indenture, (in both capacities, the "Trustee"), having a place of business at 1500 University Street, Suite 700, City of Montreal, Province of Quebec, Canada, postal code H3A 3S8, herein acting and represented by Charles Eric Gauthier, Manager, Corporate Trust and Fabienne Pinatel, Professional, Corporate Trust, duly authorized for all purposes hereof pursuant to a Resolution of its Board of Directors duly enacted on May 17, 2005 and pursuant to Section 2.4 of By-Law No. 4, certified extracts of which remain annexed hereto as Annex "B" hereto after having been signed for identification by said representatives with and in the presence of the undersigned notary, a notice of which address has been registered in the Register of Personal and Movable Real Rights of the Province of Quebec under number 023975 and the Land Register for the Registration Division of Montreal under number 6 014 036.

        WHEREAS Article 2692 of the Civil Code of Quebec permits the Grantor, as a legal person, to grant hypothecs securing payment of bonds, debentures or other titles of indebtedness in favour of a Fondé de Pouvoir; and,

        WHEREAS the Trustee has been appointed the Fondé de Pouvoir of the Debentureholders pursuant to the terms, conditions and provisions of the Trust Indenture and, to the extent necessary or useful, the Trustee is hereby appointed the Fondé de Pouvoir of the Debentureholders in order to hold the hypothecs created hereby as security for the Debenture Indebtedness.

WHEREFORE, THE PARTIES HAVE AGREED WITH EACH OTHER AND HAVE DECLARED UNTO THE UNDERSIGNED NOTARY AS FOLLOWS:

1.             PREAMBLE

1.1           The preamble forms part hereof as if recited at length herein.

2.             DEFINITIONS AND INTERPRETATION

2.1           Unless otherwise defined herein or unless there is something in the subject or the context hereof inconsistent therewith, each capitalized term used in this Deed has the meaning ascribed thereto in the Trust Indenture.

2.2           Unless the context otherwise requires, the following expressions will have the respective meanings hereinafter set forth:

    2.2.1        "Administrator" has the meaning ascribed to it in Clause 8.2 hereof;

    2.2.2        "Charged Property" has the meaning ascribed to it in Clause 3.1 hereof and includes, for greater certainty, all of the property and rights described in Clauses 3.1.1 (including all paragraphs thereof), 3.1.2, 23.1 (including all paragraphs thereof) and 23.2 (including all paragraphs thereof) hereof;

    2.2.3        "Civil Code" means the Civil Code of the Province of Quebec;

    2.2.4        "Claims" means, collectively:

        a)            all "accounts," as such term is defined in the PPSA, now owned or hereafter acquired by the Grantor and, in any event, including:

            i)             all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by chattel paper, securities or instruments) now owned or hereafter received or acquired by or belonging or owing to the Grantor, whether arising out of goods sold or services rendered by it or from any other transaction (including any such obligations which may be characterized as an account or contract right under the PPSA);

            ii)            all of the Grantor's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services;

            iii)           all of the Grantor's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods);

            iv)            all monies due or to become due to the Grantor under all purchase orders and contracts for the sale of goods or the performance of services or both by the Grantor or in connection with any other transaction (whether or not yet earned by performance on the part of the Grantor) now or hereafter in existence, including the right to receive the proceeds of said purchase orders and contracts; and,

            v)             all collateral security and guarantees of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing; and,

        b)            all accounts receivable, book accounts, book debts, debts, claims, monies, rentals, revenues, incomes, loans receivable, demands, rebates, refunds, amounts owing by or claimable from the crown, state or government or any departments, agents or agencies thereof and choses in action which now are or which may at any time hereafter be due or owing to or owned by the Grantor or in which the Grantor now or hereafter has any other interest and all security interests, hypothecs, assignments, guarantees, bills of exchange, notes, chattel paper, negotiable instruments, contracts, invoices, books of account, letters of credit and other documents and rights now held or owned or which may be hereafter held or owned by the Grantor or any third party on behalf of the Grantor in respect of any of the foregoing and all rights of an unpaid vendor, including rights to merchandise returned, repossessed or recovered;

    2.2.5        "Copyright Licence" means any and all rights now owned or hereafter acquired by the Grantor under any written agreement granting any right to use any Copyright or Copyright registration;

    2.2.6        "Copyrights" means all of the following now owned or hereafter acquired by the Grantor:

        a)            all copyrights and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the Canadian Copyright Office or in any similar office or agency in any other country or any political subdivision thereof; and,

        b)            all reissues, extensions or renewals thereof;

    2.2.7        "Costs" means:

        a)            all costs and expenses which may hereafter be incurred, in any manner and under any circumstances, by and/or on behalf of the Trustee in and/or relating to (A) the enforcement of the Hypothec, (B) the sale and/or disposal of any of the Charged Property forming the object of the Hypothec, and/or (C) dealing with the Charged Property forming the object of the Hypothec;

        b)            any and all fees, disbursements and applicable sales taxes incurred by any professionals (including, without limitation, any attorneys, receivers, trustees, monitors and/or consultants) which may hereafter be engaged by and/or on behalf of the Trustee or for which the Trustee may hereafter become obliged for and/or pertaining to (A) the enforcement of the Hypothec, (B) the sale and/or disposal of any of the Charged Property forming the object of the Hypothec, and/or (C) dealing with the Charged Property forming the object of the Hypothec; and,

        c)             any and all other costs and expenses, of any nature or form whatsoever, which may hereafter be incurred by and/or on behalf of the Trustee or for which the Trustee may hereafter become obliged, under any circumstances whatsoever, for and/or pertaining to (A) the enforcement of the Hypothec, (B) the sale and/or disposal of any of the Charged Property forming the object of the Hypothec, and/or (C) dealing with the Charged Property forming the object of the Hypothec, to the extent that same are not secured by the Hypothec;

    2.2.8        "Debenture Indebtedness" means the payment of the Debentures in principal and interest (including interest on all amounts in default) and premiums, if any, on the Debentures, payment of the PIK Debentures (and/or payments in connection therewith), as well as payment of all the sums, if any, from time to time owing under the Trust Indenture or this Deed to the Debentureholders or the Trustee;

    2.2.9        "Debentureholders' Instrument" means a document signed in one or more counterparts by the holder or holders of not less than sixty-six and two thirds percent (66 2/3%) of the principal amount of the Debentures outstanding at any time, setting out the exercise of any of the powers granted to the Debentureholders or requesting the Trustee to take or to refrain from taking some act, action or proceeding specified therein, or setting out any other authorization or direction, which by the terms of the Trust Indenture may be given by a Debentureholders' Instrument. Any Debentureholder may execute any such instrument in person or by agent or attorney duly authorized in writing.

    2.2.10      "Deed" means the present "Deed of Hypothec to Secure Debentures" as well as all future amendments and supplements hereto and renewals and replacements hereof;

    2.2.11      "Documents of Title" means, collectively:

        a)            any "chattel paper," as such term is defined in the PPSA, now owned or hereafter acquired by the Grantor, wherever located; and,

        b)            all documents of title, whether negotiable or non-negotiable including, without limitation, all warehouse receipts and bills of lading in which the Grantor now or hereafter has an interest;

    2.2.12      "Equipment" means, collectively:

    a)            all "equipment", as such term is defined in the PPSA, now owned or hereafter acquired by the Grantor, wherever located and, in any event, including all of the Grantor's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment with software and peripheral equipment (other than software constituting part of the Claims), and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, all whether now owned or hereafter acquired, and wherever situated, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto; and,

    b)            all machinery, equipment, furniture, fixtures, materials, supplies, appliances, dyes, molds, tanks, vehicles, furnaces, boilers, motors, engines, accessories and tools now owned or hereafter acquired by the Grantor, whether or not the same be affixed to any immovable property or used upon or in connection therewith, together with all present and future improvements, appurtenances and accessories thereto;

    2.2.13      "Event of Default" means each of the events and/or circumstances referred to in Clause 7.1 hereof;

    2.2.14      "Fondé de Pouvoir" means a person holding the power of attorney of creditors and acting as the "fondé de pouvoir" of creditors, in favour of which person hypothecs securing payment of bonds, debentures or other titles of indebtedness may be granted, all as envisaged by article 2692 of the Civil Code;

    2.2.15      "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any agency, court, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government;

    2.2.16      "Hypothec" means collectively the hypothecation and the additional hypothecation of the Charged Property by the Grantor in favour of the Trustee for the benefit of and as Fondé de Pouvoir of the Debentureholders, created pursuant to Clauses 3.1 and 3.2 hereof;

    2.2.17      "Hypothec Amount" means the sum of Two Hundred Million Dollars ($200,000,000.00);

    2.2.18      "Insurance" means, collectively, all insurance policies relating directly or indirectly to any of the Charged Property or any part thereof and all rights and claims under all policies of insurance of whatever nature including, without limitation, under insurance against loss or damage;

    2.2.19      "Intangible Property" means, collectively:

        a)            any and all Copyright Licence, Patent Licence, Trademark Licence or other licence of rights or interests now held or hereafter acquired by the Grantor, Patents, Copyrights, Trademarks, trade secrets and customer lists; and,

        b)            all incorporeal property now owned or hereafter acquired by the Grantor or its interest therein including, without limitation, the Scheduled Intangible Property, and all patents and patents pending, registered and unregistered trade marks, trade or brand names, service marks, copyrights, industrial designs, formulae, processes, trade secrets, goodwill, contractual rights, licences and permits;

    2.2.20      "Intercreditor Agreement" means the Inter-Creditor Agreement dated as of August 22nd, 2005 between the Grantor, BNY Trust Company of Canada, the Trustee, Export Development Canada, Inter-American Development Bank, Communicaciôn y Telefonia, Rural S.A. et al, as the same may be hereafter amended, supplemented, revised, replaced or restated from time to time;

    2.2.21      "Interest Rate" means twenty-five percent (25%) per annum;

    2.2.22      "Inventory" means, collectively:

        a)            any "inventory", as such term is defined in the PPSA, now or hereafter owned or acquired by the Grantor, wherever located, and in any event including inventory, merchandise, goods and other personal property which are held by or on behalf of the Grantor for sale or lease or are furnished or are to be furnished under a contract of service, or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in the Grantor's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies; and,

        b)            all goods, wares, merchandise, property in stock and inventory now owned and hereafter acquired by the Grantor including, without limitation, all raw materials, goods in process, finished goods, goods in transit and all packaging and shipping materials and all materials and merchandise procured for the manufacture or production thereof and all goods, wares and merchandise held for sale, lease or resale or furnished or to be furnished under contracts for service or used or consumed in the business of the Grantor;

    2.2.23      "Monies" means, collectively, all monies, cash, foreign currencies and credits in which the Grantor now or hereafter has an interest;

    2.2.24      "Patents" means all of the following in which the Grantor now holds or hereafter acquires any interest:

        a)            all letters patent of invention and all applications for letters patent, all industrial designs, design patents and all registrations and recordings thereof, including registrations, recordings and applications in the Canadian Patent and Trademark Office, Canadian Designs Office or in any similar office or agency in any country or political subdivision thereof; and,

        b)            all reissues, continuations, continuations-in-part or extensions thereof;

    2.2.25      "Patent Licence" means rights under any written agreement now owned or hereafter acquired by the Grantor granting any right with respect to any invention on which a Patent is in existence;

    2.2.26      "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, provincial, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof);

    2.2.27      "PPSA" means the Personal Property Security Act (Ontario);

    2.2.28      "Proceeds" means, collectively:

        a)            "proceeds," as such term is defined in the PPSA and, in any event, shall include:

            i)             any and all proceeds of any insurance, indemnity, warranty or guarantee payable to the Grantor from time to time with respect to any of the Charged Property;

            ii)            any and all payments (in any form whatsoever) made or due and payable to the Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Charged Property by any Governmental Authority (or any Person acting under colour of any Governmental Authority);

            iii)           any claim of the Grantor against third parties:

                A)           for past, present or future infringement of any Patent or Patent Licence; or,

                B)            for past, present or future infringement or dilution of any Copyright, Copyright Licence, Trademark or Trademark Licence, or for injury to the goodwill associated with any Trademark or Trademark Licence;

            iv)            any recoveries by the Grantor against third parties with respect to any litigation or dispute concerning any of the Charged Property; and,

            v)             any and all other amounts from time to time paid or payable under or in connection with any of the Charged Property, upon disposition or otherwise; and,

        b)            all property in any form derived directly or indirectly from any dealings with any of the Charged Property including:

            i)             identifiable or traceable personal or movable property that is derived directly or indirectly from any dealing with the Charged Property or proceeds of the Charged Property and in which the Grantor acquires an interest;

            ii)            any insurance or other payment that represents indemnity or compensation for loss of or damage to the Charged Property or proceeds of the Charged Property or a right to such a payment; and

            iii)           any payment made in total or partial discharge or redemption of chattel paper, a security, an instrument, an intangible or incorporeal property;

    2.2.29      "Records" means, collectively, all computer programs, firmware and software and all computer and other records and data, whether in hard copy or otherwise, pertaining to any of the Charged Property and the equipment containing same and owned by the Grantor;

    2.2.30      "Scheduled Intangible Property" means any property described in Clause 0 hereof under the heading "Scheduled Intangible Property";

    2.2.31      "Scheduled Securities" means any Securities described in Clause 23.2 hereof under the heading "Scheduled Securities";

    2.2.32      "Securities" means, collectively:

        a)            all shares, options, warrants, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including common shares, preferred shares or any other "equity security"; and,

        b)            all shares, stocks, warrants, bonds, debentures, debenture stock, and other securities, now or hereafter owned and/or held by the Grantor, in which the Grantor now or hereafter has an interest including, without limitation, the Scheduled Securities;

    2.2.33      "Security Agreement" means the "Security Agreement" dated as of August 22, 2005 between the Grantor and the Trustee, as the same may be hereafter amended, supplemented, revised, replaced or restated from time to time;

    2.2.34      "Separate Hypothec" means the further and separate hypothecation of the Charged Property by the Grantor in favour of the Trustee for the benefit of and as Fondé de Pouvoir of the Debentureholders created pursuant to Clause 3.4 hereof;

    2.2.35      "Subsidiaries" means each of the following Persons, namely:

        a)            SR (BV) Holdings Limited (British Virgin Islands);

        b)            CTR Holdings Limited (British Virgin Islands);

        c)             Servicios Rurals de Telecomunicaciones S.A. (Chile);

        d)            Communicaciôn y Telefonia, Rural S.A. (Chile);

        e)            Pacific Maple, Inc. (Delaware, USA);

        f)             Mistral (Chile);

        g)             SRT Telecommunications Ltd. (Florida, USA);

        h)            SR Telecom International Inc. (Canada);

        i)             Pacifican Telecom International Inc. (Canada);

        j)             SRT do Brasil Ltd. (Brasil);

        k)            Telecommunicaciones Montreal, S.A. de C.V. (Mexico);

        l)             SR Telecom USA, Inc. (Delaware, USA);

        m)           Netro SARL (France);

        n)            Netro GmbH (Germany);

        o)            A.A.S. Inc. (Delaware, USA);

        p)            SR International Inc. (Barbados);

        q)            SR Telecom Technology Inc. (Barbados);

        r)             SR Telecom SAS (France);

        s)             SRC South Africa Pty Ltd. (South Africa);

        t)             TDMA Services Co. Ltd. (Thailand);

        u)            SR Telecom Philippines Inc. (Philippines);

        v)             SR Telecom Clark Inc. (Philippines); and,

        w)            SR Telecom Pty Ltd. (Australia);

    2.2.36      "Trademark Licence" means rights under any written agreement now owned or hereafter acquired by the Grantor granting any right to use any Trademark;

    2.2.37      "Trademarks" means all of the following now owned or hereafter acquired by the Grantor:

        a)            all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the Canadian Trade-marks Office or in any similar office in any country or any political subdivision thereof;

        b)            all reissues, extensions or renewals thereof; and,

        c)             all goodwill associated with or symbolized by any of the foregoing;

    2.2.38      "Trust Indenture" means the "Trust Indenture" bearing formal date August 22nd, 2005 between the Grantor, the Trustee et al, as the same may be amended, supplemented, revised, replaced or restated from time to time; and,

    2.2.39      "Trustee's Indemnification" means sufficient funds, in the opinion of the Trustee, to commence, continue and carry out any act, action or proceedings and an indemnity in the following form, unless the Trustee and the indemnifying party agree otherwise:

    "The Trustee, its officers, directors and employees (collectively, the "Indemnitees") shall be indemnified and held harmless in respect of all losses, liabilities, damages, costs, legal fees or expenses (including, without limitation, the costs and expenses of any action, suit, proceeding, demand, assessment, judgment, settlement or compromise relating thereto and all interest, damages, fines and penalties and legal fees and expenses incurred in connection therewith) (collectively, the "Trustee's Liabilities") relating to, resulting from or arising out of any act or omission of the relevant Indemnitee taken or omitted to be taken except, with respect to the relevant Indemnitee, such Trustee's Liabilities as are occasioned by that person's or its officers', directors' or employees' own wilful neglect or default or wrongful conduct."

3.             HYPOTHEC, ADDITIONAL HYPOTHEC AND SEPARATE HYPOTHEC

3.1           As continuing and collateral security for the payment to the Debentureholders and the Trustee of the Debenture Indebtedness and the fulfilment of all other obligations of the Grantor hereunder, the Grantor hereby hypothecates to and in favour of the Trustee, for the benefit of and as Fondé de Pouvoir of the Debentureholders, for and in the Hypothec Amount with interest thereon at the Interest Rate (both before and after maturity, demand, default and judgment) all of (i) the following property now or hereafter owned by the Grantor, (ii) all rights, titles and interest now or hereafter held by the Grantor in all of the following property to the extent of such rights, titles and interest, and (iii) all present and future renewals, accretions, replacements and substitutions of and to the following property as well as everything now or hereafter united to the following property by accession (collectively the "Charged Property"), namely:

    3.1.1        the universality of all of the Grantor's present and future moveable property, corporeal and incorporeal, of whatever nature and wherever situated (whether in the possession of the Grantor, in the possession of any other Person, in transit or otherwise) including, without limitation:

        a)            as a universality, the Claims;

        b)            as a universality, the Documents of Title;

        c)             as a universality, the Proceeds;

        d)            as a universality, the Records;

        e)            as a universality, the Monies;

        f)             as a universality, the Securities;

        g)             as a universality, the Insurance;

        h)            as a universality, the Intangible Property;

        i)             as a universality, the Inventory;

        j)             as a universality, the Equipment; and

        k)            as a universality, all other corporeal and incorporeal moveable property, assets, rights and undertakings of any nature and kind, now owned or hereafter acquired by the Grantor; and,

    3.1.2        the following immovable property, namely:

      Lot numbers 1 164 151, 1 164 163 and 1 164 199 of the Cadastre du Quebec, Registration Division of Montreal, with building(s) thereon situated bearing civic numbers 8150-8212 Trans-Canada Highway and 1415-1475 Montée de Liesse in the City of Montreal (St-Laurent).

3.2           To further secure the payment of the Debenture Indebtedness and the performance and the observance of the Grantor's obligations hereunder, the Grantor hereby further hypothecates the Charged Property to and in favour of the Trustee, for the benefit of and as Fondé de Pouvoir of the Debentureholders for and in a further amount equal to twenty percent (20%) of the Hypothec Amount.

3.3           In addition to its obligation to pay and/or reimburse the Trustee all costs and expenses referred to herein and referred to in the Trust Indenture, the Grantor hereby agrees and undertakes to pay and/or reimburse to the Trustee the full amount of Costs upon the Trustee's simple demand therefor.

3.4           As continuing and collateral security for all of the Costs and the obligation of the Grantor to pay and/or reimburse the Trustee all of the Costs, the Grantor hereby further hypothecates all of the Charged Property to and in the favour of the Trustee, for the benefit of and as Fondé de Pouvoir of the Debentureholders for and in a further amount equal to twenty percent (20%) of the Hypothec Amount (the "Separate Hypothec"). The Separate Hypothec shall subsist and operate completely separately from and independently of the hypothec and the additional hypothec set forth in Clauses 3.1 and 3.2 hereof.

3.5           Should any of the Securities consist of any shares, bonds, debentures, warrants or any other securities or instruments entitling the Grantor to exercise any voting rights, redemption rights, conversion rights or any other rights or privileges whatsoever, the Trustee shall at all times, following occurrence and continuation of an Event of Default, be entitled (but not obliged) to become the registered or named holder or beneficiary thereof as well as to fully exercise all of such rights or privileges on behalf of the Grantor and in such manner and at such times as the Trustee deems appropriate. The Trustee becoming the registered or named holder or beneficiary of any Securities or the Trustee's exercise of any of such rights or privileges shall neither necessitate nor constitute the exercise by the Trustee of any of its rights hereunder. The Trustee shall not, in any manner whatsoever, be responsible or liable to the Grantor or any other Person(s) resulting from either the failure by the Trustee to exercise any of the foregoing rights or privileges or the manner or timing of the Trustee's exercise of any of the foregoing rights or privileges.

4.             COLLECTION OF CLAIMS

4.1           Notwithstanding the hypothecation of the Claims created hereby in favour of the Trustee (as well as all publications, registrations and/or significations perfecting same), the Trustee, subject to the provisions hereof, hereby authorizes the Grantor to collect all Claims as they fall due. Upon the occurrence of an Event of Default and as long as same may exist, the Trustee may withdraw authority of the Grantor to collect Claims. In the event of such withdrawal of authority, the Trustee alone, to the exclusion of the Grantor, shall be entitled to collect Claims and any such Claims so collected by the Trustee shall be dealt with in accordance with the provisions of the Trust Indenture. In such event, the Claims shall be paid by the debtors thereof to the Trustee, being the sole Person entitled to receive same and grant discharge thereof and all amounts collected or received by the Grantor in respect of the Claims will be deemed to have been collected or received by the Grantor as mandatary of and in trust for the Trustee and will be remitted immediately to the Trustee in identical form as received, duly endorsed in blank, or deposited into such bank accounts as are acceptable from time to time to the Trustee and shall be dealt with in accordance with the provisions of the Trust Indenture.

4.2           In the event that the Trustee withdraws the Grantor's authority to collect Claims as provided for in Clause 4.1 hereof:

    4.2.1        the Trustee shall be entitled to give good and sufficient discharge for all Claims collected by it, but the Trustee shall not be liable for any loss or damage resulting from non-collection thereof, any irregularity in the payment thereof or any failure to inform the Grantor of such non-collection or irregularity; and,

    4.2.2        the Trustee shall hold any proceeds received by the Trustee, in a separate account to be applied and dealt with by the Trustee in accordance with the provisions of the Trust Indenture.

4.3           Neither the receipt nor the application of any Claims by the Trustee shall reduce, novate or otherwise affect the hypothecs, security and rights hereby created in favour of the Trustee, all of which shall remain in full force and effect for the full amount thereof unless reduced or discharged in writing by the Trustee.

4.4           In the event that the Trustee withdraws the Grantor's authority to collect Claims as provided for in Clause 4.1 hereof, the following shall prevail, namely:

    4.4.1        the Trustee will be the only party authorized and entitled to collect, dispose of and deal with the Claims;

    4.4.2        the Trustee will have the right to collect, dispose of and deal with the Claims as it may deem expedient including, without limiting the generality of the foregoing, to demand, sue for, enforce, recover and receive payment of the Claims and to compound, compromise, grant extensions, take and give up securities, accept compositions and grant releases and discharges with respect thereto, the whole without notice to the Grantor and without any liability for any loss resulting therefrom;

    4.4.3        actions to enforce rights with respect to the Claims may be instituted by the Trustee, at its discretion, in its own name, in the name of the Grantor, or in the name of the Trustee and the Grantor jointly;

    4.4.4        the Trustee will not be obliged to inform the Grantor of any irregularity in the payment of any of the Claims; and,

    4.4.5        any such Claims shall be dealt with in accordance with the provisions of the Trust Indenture.

5.             INSURANCE

5.1           The Grantor shall, at its sole cost and expense, maintain the policies of insurance currently in force in respect of the Grantor's assets or otherwise as is customary and prudent in the industry of the Grantor. If the Grantor at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, the Trustee may, at any time or times thereafter, obtain and maintain such policies of insurance and pay such premiums and take such other action with respect thereto as it deems advisable. The Trustee shall have no obligation to obtain insurance for the Grantor or pay any premiums therefor. By doing so, the Trustee shall not be deemed to have waived any Event of Default arising from the Grantor's failure to maintain such insurance and pay any premiums therefor. All sums so disbursed, including legal fees, court costs and other charges related thereto, shall be payable on demand by the Grantor to the Trustee and shall be additional obligations secured by the Hypothec. The Grantor shall deliver to the Trustee, in form and substance satisfactory to the Trustee, endorsements to:

    5.1.1        all "All Risk" and business interruption insurance of the Grantor naming the Trustee as loss payee and containing the standard mortgage clause provided by the Insurance Bureau of Canada; and,

    5.1.2        all general liability and other liability policies naming the Trustee as additional insured thereunder.

5.2           The Trustee reserves the right, at any time, upon any change in Grantor's risk profile (including any change in the product mix maintained by the Grantor or any laws affecting the potential liability of Grantor) to require additional forms and limits of insurance to, in the reasonable opinion of the Trustee, adequately protect the Trustee's interests, in all or any portion of the Charged Property and to ensure that the Grantor is protected by insurance in amounts and with coverage customary for its industry. If requested by the Trustee, the Grantor shall deliver to the Trustee, from time to time, a report of a reputable insurance broker, satisfactory to the Trustee, with respect to its insurance policies.

5.3           The Grantor irrevocably makes, constitutes and appoints the Trustee, so long as any Event of Default shall have occurred and be continuing or the anticipated insurance proceeds exceed Cdn$500,000.00, as the Grantor's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" policies of insurance, endorsing the name of the Grantor on any cheque or any other item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance. The Trustee shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. The Grantor shall promptly notify the Trustee of any loss, damage, or destruction to the Charged Property in the amount of Cdn$100,000.00 or more, whether or not covered by insurance. After deducting from such proceeds the expenses, if any, incurred by the Trustee in the collection or handling thereof, the Trustee shall remit the balance to the Grantor which shall use such money, or any part thereof, to replace, repair, restore or rebuild the Charged Property in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction.

6.             COVENANTS, REPRESENTATIONS AND WARRANTIES

6.1           The Grantor covenants, represents and warrants as follows:

    6.1.1        the Grantor will pay Debenture Indebtedness as and when it becomes due and payable in accordance with the terms, conditions and provisions of the Trust Indenture;

    6.1.2        the Grantor will perform, observe and comply with all obligations, terms, conditions and covenants provided under the Trust Indenture; and,

    6.1.3        the Grantor shall fulfill and respect all of its obligations, covenants, representations and warranties set forth in the Security Agreement, mutatis mutandis, to the extent applicable under the laws of the Province of Quebec (and the laws of Canada in force therein) and to the extent not inconsistent with the terms, conditions and provisions hereof.

7.             EVENTS OF DEFAULT

7.1           Each of the following events constitutes an "Event of Default" hereunder:

    7.1.1        the occurrence of any "Default" or "Event of Default", as such terms are defined in the Trust Indenture; or,

    7.1.2        the failure by the Grantor to comply with any of the provisions of this Deed within fifteen (15) days after notice to the Grantor specifying the nature of such failure.

8.             REMEDIES IN CASE OF DEFAULT

8.1           Upon the occurrence of any Event of Default, the Hypothec, Separate Hypothec, security interests and rights granted hereunder in favour of the Trustee shall immediately become enforceable without further demand or other notice of any kind (other than as may be strictly required by law) and the Trustee shall be entitled to exercise all hypothecary rights, other rights, remedies and recourses available under law. In addition to the foregoing:

    8.1.1        the Trustee may immediately take proceedings for the recovery of all or any portion of the Debenture Indebtedness; and,

    8.1.2        upon demand by the Trustee, the Grantor will surrender and abandon the Charged Property, or the part thereof specified by the Trustee, to the Trustee or such Person as may be designated by the Trustee, or will consent in writing to turn such property over to the Trustee or such Person as may be designated by the Trustee at the time and place specified by the Trustee.

8.2           In the event that the Trustee obtains the surrender of the whole or any portion of the Charged Property and until such time as such Charged Property is restored to the Grantor or, as regards any portion thereof, the Trustee has concluded a recourse by way of taking in payment, sale by the creditor, sale under judicial authority or otherwise, or in the event that the Trustee collect any Claims, then, notwithstanding any provision of law to the contrary which may apply as a result of the Trustee having acquired or being deemed to have acquired simple, full or any other administration of the whole or any portion of the Charged Property:

    8.2.1        the Trustee will be entitled to generally delegate the whole or any part of the administration of any Charged Property (including without limitation, the exercise of all discretionary powers) to such Person(s) as the Trustee may designate or re-designate in the Trustee's sole discretion (any such Person being herein referred to as an "Administrator");

    8.2.2        the Trustee and any Administrator will be entitled to reimbursement of all reasonable costs and expenses (including, without limitation, all reasonable costs, expenses and fees incurred by any attorneys or other Persons engaged by the Trustee or the Administrator acting reasonably in order to assist in such administration, or any matter pertaining thereto), as well as all reasonable fees of the Trustee and the Administrator incurred in such administration, all of which may be charged by the Trustee against any fruits, revenues or proceeds of alienation of the whole or any portion of the Charged Property;

    8.2.3        the Trustee or the Administrator shall be entitled, under any circumstances and in such manner as the Trustee or the Administrator deems, in their respective discretion, appropriate, to alienate such Charged Property by onerous title;

    8.2.4        the Trustee will be entitled to acquire the whole or any portion of any Charged Property alienated by onerous title in the course of any administration thereof;

    8.2.5        in the event that the Trustee or the Administrator acquire full administration of any Charged Property, neither the Trustee nor the Administrator will be under any obligation whatsoever to make such Charged Property productive, increase such Charged Property or the value thereof or appropriate such Charged Property to any purpose other than payment of the Debenture Indebtedness;

    8.2.6        the Trustee and the Administrator will be entitled to use for their own benefits any information which either of them may obtain by reason of their administration of the whole or any portion of the Charged Property provided such information is not used in a manner which causes a prejudice or damage to the Grantor;

    8.2.7        the Trustee and the Administrator will be entitled, whether or not for value, to renounce to any right affecting, benefiting, pertaining to and/or forming part of any Charged Property administered by either of them;

    8.2.8        neither the Trustee nor the Administrator will be obliged, in any manner whatsoever, to prepare any inventory of any Charged Property, insure any Charged Property or give any security for any Charged Property or their administration thereof. Should the Trustee or the Administrator, in their discretion, insure the whole or any portion of any Charged Property, the reasonable costs and expenses of any insurance shall form part of the costs and expenses referred to in paragraph (b) hereof;

    8.2.9        the Trustee and the Administrator may change the destination of the whole or any portion of any Charged Property under their administration and will not be bound to continue the use or operation of any Charged Property under their administration which produces fruits or revenues unless required by law to do so; and/or,

    8.2.10      notwithstanding any provisions of law to the contrary, the Trustee and the Administrator will only be obliged to render an account to the Grantor upon the written request of the Grantor and once the Trustee or Administrator have determined, to their satisfaction, the details of such account.

8.3           In the event that the Trustee exercises its right to become the absolute owner of the Charged Property or any part thereof, the Grantor, concurrently with surrender or at any time thereafter at the request of the Trustee, will sign a voluntary Deed providing for the Trustee (or any Person directed in writing by the Trustee) to take in payment the Charged Property or any part thereof. In the event that the Grantor requires the Trustee to sell any such Charged Property, the Grantor acknowledges that the Trustee will not be required to abandon its recourse of taking in payment unless, before the expiration of the delay to surrender, the Trustee: (i) shall have been furnished with security guaranteeing that the Charged Property in question will be sold at a sufficiently high price for the Trustee to be paid the amounts secured hereunder in full; (ii) shall have been reimbursed the costs which it has incurred; and (iii) shall have been advanced all amounts necessary for the sale of the Charged Property in question.

All expenditures and improvements made by any holder of the Charged Property and all payments made on account of the Debenture Indebtedness and the accessories thereof will belong to the Trustee without return or compensation. The Trustee will not be obliged to compensate or indemnify the Grantor or any other Person for any cause whatsoever.

8.4           In the event that the Trustee exercises its right to sell the whole or any portion of the Charged Property by judicial authority or pursuant to a sale by the creditors, the following will apply:

    8.4.1        such Charged Property may be sold subject to and upon such terms and conditions (including, without limitation, terms extending credit) by way of one (1) or more sales by private agreement, call for tenders or public auction or combinations thereof as the Trustee or the Administrator see fit and the Trustee or the Administrator may, at any time, change or substitute any method of sale for any other method of sale of such Charged Property; and,

    8.4.2        notwithstanding any provision of law to the contrary, in any call for tenders, the Trustee or Administrator will not be obliged to accept the highest offer or any offer and, in the event that no offer is accepted, may proceed to sell such Charged Property by any other method.

9.             REMEDIES CUMULATIVE

9.1           The different recourses of the Trustee hereunder are cumulative and not alternative. The rights and remedies of the Trustee hereunder are in addition to every other right and remedy now or hereafter existing in favour of the Trustee, whether by law or otherwise.

10.           WAIVERS

10.1         No delay or failure on the part of the Trustee in exercising any right or remedy hereunder shall affect such right or remedy, nor shall any single or partial exercise hereof preclude any further exercise thereof or the exercise of any other right or remedy. Any waiver by the Trustee of any of its rights or remedies hereunder will be valid only if express and in writing. No waiver shall be deemed to be or constitute a waiver of any other rights or remedies of the Trustee. In no event will the Trustee's acceptance, after the Debenture Indebtedness may have become due and payable, of any partial payment, be deemed to alter or affect the Trustee's rights with respect to any subsequent payment or default thereon. Moreover, should the Trustee grant or tolerate any extension or delay for payment or performance of any obligations of the Grantor, such extension, delay, indulgence or tolerance will not be deemed an acquiescence by the Trustee in such default or waiver of any of the Trustee's rights and remedies hereunder or in respect of any future default.

10.2         To the extent necessary or useful, the parties hereto expressly waive the application of section 32 of the Act Respecting the Special Powers of Legal Persons (RSQ, c.P.16) and of articles 1310 and 2147 of the Civil Code.

11.           NATURE OF INDEBTEDNESS AND SECURITY

11.1         Nothing contained in this Deed will be deemed to derogate from or alter the terms and conditions of any of the Debenture Indebtedness.

11.2         The security hereby granted secures and will continue to secure the Debenture Indebtedness on a continuing and fluctuating basis and is and will be valid notwithstanding that the whole or any portion of the prestations in consideration of which the Grantor has undertaken its obligations towards the Trustee have not yet been received and notwithstanding that the whole or any portion of the Debenture Indebtedness may not yet exist. With respect to any future obligation secured hereby, the Grantor shall be deemed to have obligated itself again as contemplated by article 2797 of the Civil Code.

11.3         The security hereby granted will remain in full force and effect for the full Hypothec Amount and amounts of the additional hypothec and the Separate Hypothec until such time as an express written discharge is executed by the Trustee and delivered to the Grantor. The hypothecs, security and rights hereby created in favour of the Trustee will not be extinguished, reduced, novated or otherwise affected by any payments made to or amounts received by the Trustee, directly or indirectly, from the Grantor or any other party or as a result of any insurance indemnities arising from loss or damage to any of the Charged Property or by reason of the collection of any Claims.

12.           NATURE OF OBLIGATIONS

12.1         Every obligation of the Grantor hereunder is and will remain indivisible and the performance thereof in its entirety may be claimed from any and each of the successors of the Grantor.

13.           OTHER SECURITY

13.1         The security created hereunder is in addition to and not in substitution for nor deemed to be substituted by any other security now or hereafter held by or for the benefit of the Trustee and/or the Debentureholders shall not be diminished or novated or otherwise affected by any other security or any promissory note or other evidence of indebtedness which the Trustee or any party for the benefit of the Trustee may have or obtain from the Grantor or any other Person, nor shall any other security or note or evidence of indebtedness be diminished or novated or otherwise affected hereby.

14.           POWERS AND DUTIES OF THE TRUSTEE

14.1         The Trustee is the holder of the Hypothec, Separate Hypothec, security interests and rights created hereunder as the beneficiary of all rights hereby conferred to the Trustee as the Fondé de Pouvoir of and for or on behalf of the Debentureholders. The Trustee may do any act or execute and deliver any document necessary to the exercise of its duties hereunder.

14.2         The Trustee shall have the right to proceed in its name as trustee hereunder in the enforcement of the security hereby constituted by any remedy available at law. The Trustee may exercise all of its rights hereunder without possession of the Debentures and without having to produce same in support of any judicial proceeding or trial in connection therewith.

14.3         Any Person who becomes a Debentureholder will benefit from the designation of the Trustee as Fondé de Pouvoir for and on behalf of all Debentureholders and hereby irrevocably authorizes the Trustee to exercise its duties hereunder.

14.4         The Trustee may from time to time delegate to any Person, including a Debentureholder, the exercise of any of its rights, remedies and recourses or the performance of any of its obligations under this Deed, in which case the Trustee may provide to such Person any information in its possession with respect to the Grantor or the Charged Property. The Trustee shall not in any way be responsible for any misconduct or default of any such Person.

14.5         This Deed shall be binding upon the Grantor towards the Trustee and any successor or assign thereof as may be permitted hereunder or under the Trust Indenture.

14.6         No Person dealing with the Trustee or its mandataries shall be required to determine whether the hypothecs created hereunder have become enforceable or whether the powers which the Trustee is purporting to exercise have become exercisable.

14.7         The Trustee may proceed in its name to the realization of the Hypothec, Separate Hypothec, security interests and rights created hereunder in any manner permitted by law.

14.8         The Trustee may be replaced as provided for under the Trust Indenture. Any replacement of the Trustee in accordance with the Trust Indenture:

    14.8.1      shall be deemed, for all purposes, to be the Trustee hereunder;

    14.8.2      shall be entitled to exercise all rights and powers of the Trustee hereunder;

    14.8.3      shall replace the Trustee named hereunder as trustee and as Fondé de Pouvoir of the Debentureholders; and

    14.8.4      shall be governed by and benefit from all of the obligations and rights of the Trustee hereunder.

15.           MATTERS CONCERNING THE TRUSTEE

15.1         The Trustee shall have the right in its discretion to proceed in its name as Fondé de Pouvoir of the Debentureholders and as Trustee under this Deed in the enforcement of the security created under this Deed and under any remedy provided by any applicable law, whether by legal proceedings or otherwise, but it shall not be bound to do or take any act or action in virtue of the powers conferred on it by this Deed unless and until it shall have been required so to do by a Debentureholders' Instrument defining the action which it is required to take, and the Trustee may, before taking such action, require the Debentureholders to deposit with the Trustee the Debentures held by them for which Debentures the Trustee shall issue receipts. The obligation of the Trustee to commence or continue any act, action or proceedings for the purpose of realizing upon the Charged Property pursuant to the terms of any applicable law or this Deed or for the enforcement of any covenant or obligation under or arising under this Deed or the Debentures shall, at the option of the Trustee, be conditional upon the Debentureholders furnishing, when required in writing by the Trustee, the Trustee's Indemnification;

15.2         The Trustee shall not be bound to give notice to any Person of the execution of this Deed or of the Liens created under this Deed unless and until it shall have been required so to do by a Debentureholders' Instrument;

15.3         In the event of the Grantor making an authorized assignment or a custodian, trustee or liquidator in respect of the Grantor's properties being appointed under any bankruptcy, insolvency, liquidation or reorganization law of any jurisdiction, the Trustee, if directed to do so by a Debentureholders' Instrument, may file and prove a claim, value security and vote and act at all meetings of creditors and otherwise in such proceedings as directed;

15.4         The Trustee shall be obliged to act and shall act and be fully protected in acting upon the instructions, requests or directions set forth in a Debentureholders' Instrument in connection with any proceeding, act, power, right, matter or thing relating to or conferred by right or to be done under this Deed.

16.           NOTICE

16.1         Any notice, request or other communication hereunder to any party hereto in connection with this Deed shall be in writing and given in accordance with the provisions of the Trust Indenture.

                If the Trustee is unable to locate the Grantor at the address provided in the Trust Indenture, then any such notice or demand may be served upon the Grantor at the Office of the Clerk of the Superior Court, District of Montreal at which office in such event the Grantor elects domicile for the purpose of this Deed.

17.           GOVERNING LAW & JURISDICTION

17.1         This Deed shall be governed by and interpreted in accordance with the laws of the Province of Quebec. The Grantor expressly submits and consents to the non-exclusive jurisdiction of the Superior Court, District of Montreal, with respect to any controversy arising out of or relating to this Deed or any supplement hereto or to any transaction in connection therewith. To the extent, however, that the laws of any other jurisdiction in which the Charged Property is situated govern the validity, perfection or enforcement of the security constituted hereunder, the local laws of such jurisdiction shall govern those issues.

18.           INTERPRETATION

18.1         Any word herein contained in the singular number will include the plural; any word importing any gender will include the masculine, feminine and neuter genders; any word importing a person will include a corporation, a partnership and any other entity and vice versa. The headings of this Deed are for convenience of reference only and shall not affect in any manner any of the terms and conditions hereof or the construction or interpretation of this Deed.

19.           OTHER DOCUMENTS

19.1         The Grantor undertakes to perform all acts and enter into all documentation which may be useful or necessary or required by the Trustee for purposes of giving full force and effect to the provisions hereof or to perfect the rights of the Trustee hereunder including, without limitation, the right to recover and collect the Claims and to exercise its hypothecary remedies with respect thereto.

20.           SEVERABILITY

20.1         This Deed shall not be considered as an indivisible whole and every provision of this Deed is and shall be independent of the other and in the event that any part of this Deed is declared invalid, illegal or unenforceable, then the remaining terms, clauses and provisions of this Deed shall not be affected by such declaration and all of the remaining clauses of this Deed shall remain valid, binding and enforceable.

21.           PRECEDENCE

21.1         In the event that any provisions of this Deed contradict or are otherwise incapable of being construed in conjunction with the provisions of the Trust Indenture, the following will apply:

    21.1.1      the provisions of the Trust Indenture shall take precedence over those contained in this Deed; and

    21.1.2      if any act of the Grantor is expressly permitted under the Trust Indenture but is prohibited under this Deed, any such act shall be permitted under the Trust Indenture and shall be deemed to be permitted under this Deed; the whole unless as a result thereof the security created hereby or any of the hypothecary remedies of the Trustee hereunder would be in any way diminished or invalidated, in which case the provisions of this Deed will govern.

22.           FORMAL DATE

22.1         This Deed may be referred to as bearing formal date August 22nd, 2005 notwithstanding the actual date of its execution.

23.           ADDITIONAL DESCRIPTIONS OF PROPERTY

23.1         Scheduled Intangible Property:

    (a)           The following Patents:

    A.            METHOD AND SYSTEM FOR PROTOCOLS FOR PROVIDING VOICE, DATA AND MULTIMEDIA SERVICES IN A WIRELESS LOCAL LOOP SYSTEM, REGISTERED AS FOLLOWS:

COUNTRY	SERIAL NUMBER	PATENT NUMBER
United States	09/085,264	6,115,370
United States	09/451,936	6,512,751

    B.            METHOD AND SYSTEM FOR AN AIR INTERFACE FOR PROVIDING VOICE, DATA AND MULTIMEDIA SERVICES IN A WIRELESS LOCAL LOOP SYSTEM, REGISTERED AS FOLLOWS:

COUNTRY	SERIAL NUMBER	PATENT NUMBER
United States	09/451,935	6,434,129
United States	09/479,663	6,351,456

    C.            SYSTEM FOR A BASE STATION FOR PROVIDING VOICE, DATA, AND MULTIMEDIA SERVICES IN A WIRELESS LOCAL LOOP SYSTEM, REGISTERED AS FOLLOWS:

COUNTRY	SERIAL NUMBER	PATENT NUMBER
Taiwan	88121360	150823

    D.            METHOD AND SYSTEM FOR A MICRO-CHANNEL BANK FOR PROVIDING VOICE, DATA AND MULTIMEDIA SERVICES IN A WIRELESS LOCAL LOOP SYSTEM, REGISTERED AS FOLLOWS:

COUNTRY	SERIAL NUMBER	PATENT NUMBER
United States	09/085,262	6,131,012
United States	09/520,156	6,668,174

    E.            RELIABLE ATM MICROWAVE LINK AND NETWORK, REGISTERED AS FOLLOWS:

COUNTRY	SERIAL NUMBER	PATENT NUMBER	STATUS
United States	08/388,110	US 5,648,969	Issued
Canada	2,212,799	2,212,799	Issued
Europe	96908457.3		Pending
Israel	117,118	117,118	Issued
Korea	705742/1997	405576	Issued

    F.             BURST-ERROR RESISTANT ATM MICROWAVE LINK AND NETWORK, REGISTERED AS FOLLOWS:

COUNTRY	SERIAL NUMBER	PATENT NUMBER
United States	08/538,327	5,710,756
Canada	2,206,677	2,206,677
Europe	96933905.0	795212

    G.            WIRELESS ATM METROPOLITAN AREA NETWORK, REGISTERED AS FOLLOWS:

COUNTRY	SERIAL NUMBER	PATENT NUMBER	STATUS
United States	08/708,593	5,936,949	Issued
Canada	2,264,808	2,264,808	Issued
China	97198854.4	ZL97198854.4	Issued
Europe	97939607.4		Pending
Israel	128810	128810	Issued
Japan	1997/512743 and 1997/277129		Pending

    H.            WIRELESS ATM NETWORK WITH HIGH QUALITY OF SERVICES SCHEDULING, REGISTERED AS FOLLOWS:

COUNTRY	SERIAL NUMBER	PATENT NUMBER	STATUS
United States	08/956,256	6,157,614	Issued
Europe	98955015.7		Published
Hong Kong	01101400.1		Published
United States	09/638,525	6,760,305	Issued
United States	09/637,822	6,654,377	Issued
United States	09/637,136	6,658,007	Issued
United States	09/637,734	6,407,992	Issued

    I.             HIGHLY INTEGRATED PLANAR STACKED MILLIMETER WAVE TRANSCEIVER, REGISTERED AS FOLLOWS:

COUNTRY	SERIAL NUMBER	PATENT NUMBER	STATUS
United States	09/908,451		Published US2003/0027530
Australia	2002300124		Pending
Canada	2,393,890		Pending
Japan	2002/208196		Published

    J.             DIRECTIONAL INDICATOR FOR ANTENNAS, REGISTERED AS FOLLOWS:

COUNTRY	SERIAL NUMBER	PATENT NUMBER	STATUS
United States	10/612,758		Published US2005/0003873

    K.            METHOD OF SUPPORTING VOICE-BAND MODEM-TO-MODEM CALLS IN A WIRELESS COMMUNICATION SYSTEM, REGISTERED AS FOLLOWS:

COUNTRY	SERIAL NUMBER	PATENT NUMBER	STATUS
United States	10/620,912		Published US2005/0014532

    (b)           The following Trademarks, registered as follows:

TRADEMARK		Application		Registration
	Country
		No.	Date	No.	Date
METROFLEX	Mexico	514,851	Nov. 1, 2001	753,566	June 28, 2002
SRT & DESIGN	Mexico	—	Jan. 15, 1991	395,305	—
SR TELECOM & DESIGN	Mexico	546,803	May 13, 2002	754,903	July 22, 2002
SR TELECOM & DESIGN	Mexico	—	May 13, 2002	798,821	—

TRADEMARK		Application		Registration
	Country
		Classes	Date	No.	Date
TRT DESIGN	BRAZIL	09.20 - 35 - 55	April 25, 1976	6317626	April 25, 1976
T R T	BRAZIL	09.20 - 35 - 55	April 25, 1976	6317618	April 25, 1976
IRT 1500 DESIGN	BRAZIL	09.35 - 80	August 26, 1986	511995518	August 26, 1986
IRT 1500 DESIGN	BRAZIL	38.10	May 21, 1985	811995500	August 26, 1986
IRT 1500 & DESIGN	BRAZIL	38.10	May 21, 1985	811995488	August 26, 1986
IRT 1500 & DESIGN	FRANCE	9 - 38	Dec.14, 1984	1292562	Dec. 14, 1984
IRT 1500 & DESIGN	FRANCE	9 - 38	Nov. 23, 1984	1290545	Nov. 23, 1984
SWING	FRANCE	9	Oct. 25, 1994	94 541 898	Oct. 25, 1994
TRT	FRANCE	9	May 6, 1987	1 409 210	May 6, 1987
TRT DESIGN	FRANCE	9	Jan.15, 1985	1 295 892	Jan. 15, 1985
TRT DESIGN	CANADA	—	Feb. 1, 1979	253,410	Dec. 5, 1980
TRT DESIGN	DENMARK	9	February 1, 1960	VR 1960 01136	May 14, 1960
SWING	DENMARK	9	October 27, 1994	VR 04.436 1997	October 24, 1997
IRT 1500 & DESIGN	ARGENTINA	38	March 5, 1986	1,196,943	March 5, 1986
TRT DESIGN	ARGENTINA	6	February 15, 1989	1 338 962	March 28, 1989
TRT DESIGN	ARGENTINA	7	February 15, 1989	1 338 963	March 28, 1989
TRT DESIGN	ARGENTINA	9	February 15, 1989	1 338 964	March 28, 1989
TRT DESIGN	ARGENTINA	11	February 15, 1989	1 338 965	March 28, 1989
TRT DESIGN	ARGENTINA	12	February 15, 1989	1 338 966	March 28, 1989
TRT DESIGN	ARGENTINA	17	February 15, 1989	1 338 967	March 28, 1989
IRT 1500	ARGENTINA	38		1 618 708	October 16, 1996
IRT 1500	ARGENTINA	38		1 618 707	October 16, 1996
TRT	ARGENTINA	6		1 741 143	June 23, 1999
TRT	ARGENTINA	7		1 741 144	June 23, 1999
TRT	ARGENTINA	9		1 741 145	June 23, 1999
TRT	ARGENTINA	11		1 741 146	June 23, 1999
TRT	ARGENTINA	12		1 741 147	June 23, 1999
TRT	ARGENTINA	17		1 741 148	June 23, 1999

TRT DESIGN	VENEZUELA	21	March 29, 1960	40270-F	Sept. 5, 1961
TRT DESIGN	UNITED KINGDOM	9	June 25, 1974	1,031,520	June 25, 1974
IRT 1500 & DESIGN	UNITED KINGDOM	9	Dec. 14, 1984	1,239,604	Dec. 14, 1984
SWING	UNITED KINGDOM	9	January 20, 1995	2,008,331	January 20, 1995
TRT DESIGN	UKRAINE	9	June 18, 1993	4923	May 16, 1994
TRT DESIGN	SWEDEN	9	June 2, 1966	118,463	Dec. 30, 1966
IRT 1500 & DESIGN	SWEDEN	9 - 38	April 16, 1985	204579	February 20, 1987
TRT DESIGN	SPAIN	64	Jan. 24, 1966	492,410	Nov. 24, 1967
TRT DESIGN	SPAIN	63	Nov. 24, 1967	492,409	Nov. 24, 1967
TRT DESIGN	SAUDI ARABIA	9	Nov. 21, 1978	81/75	March 10, 1981
TRT DESIGN	RUSSIAN FEDERATION	9	May 11, 1976	57432	May 11, 1976
TRT DESIGN	POLAND	9	May 21, 1966	46015	Nov. 14, 1966
TRT DESIGN	PHILIPPINES	9	March 5, 1991	59084	August 11, 1994
TRT	MADAGASCAR	9 - 11 - 17	June 23, 1972	11978	23 juin 1972
TRT DESIGN	NORWAY	9	June 13, 1966	71613	March 31, 1967
TRT DESIGN	NEW ZEALAND	9	May 4, 1976	B115505	July 12, 1978
TRT DESIGN	MALAYSIA	9	Nov. 22, 1984	84/05474	Nov. 22, 1984
TRT DESIGN	LEBANON	9	July 30, 1977	34126	July 30, 1977
TRT DESIGN	IRELAND	9	Dec. 27, 1962	66702	Dec. 26, 1962
TRT DESIGN	IRAN	9	April 23, 1960	20474	April 23, 1960
TRT DESIGN	INDIA	9	Dec. 6, 1978	343461B	Dec. 6, 1978
TRT DESIGN	GREECE	9	August 2, 1966	35981	2 août 1966
IRT 1500 & DESIGN	CHINA	9	—	260731	August 30, 1986
IRT 1500 & DESIGN	THAILAND	9	August 19, 1985	TM38567	August 19, 1985
IRT 1500 & DESIGN	THAILAND	9	August 19, 1985	TM38566	August 19, 1985
IRT 1500 & DESIGN	TURKEY	9	June 4, 1985	87062	June 4, 1985
IRT 1500 & DESIGN	TURKEY	9	May 6, 1985	85906	May 6, 1985
IRT 1500 & DESIGN	KOREA	39	May 9, 1985	126,124	May 30, 1986
IRT 1500 & DESIGN	KOREA	106	May 9, 1985	6,079	March 21, 1986
IRT 1500 & DESIGN	AUSTRALIA	9	May 2, 1985	426,261	May 2, 1985
IRT 1500 & DESIGN	AUSTRALIA	37	May 2, 1985	426,260	May 2, 1985
IRT 1500 & DESIGN	AUSTRALIA	37	May 2, 1985	426,259	May 2, 1985
IRT 1500 & DESIGN	AUSTRALIA	9	May 2, 1985	426,258	May 2, 1985
TRT DESIGN	AUSTRALIA	9	May 4, 1976	296,526	May 4, 1976
IRT 1500 & DESIGN	INTERNATIONAL REGISTER	9 - 38	May 10, 1985	492,873	May 10, 1985
SWING	INTERNATIONAL REGISTER	9	—	633327	March 20, 1995
T.R.T.	BULGARIA	9	May 4, 1976	10663	May 4, 1976
TRT DESIGN	CHILE	9	Feb. 12, 1996	462,152	June 5, 1996
TRT DESIGN	ESTONIA	9	Nov. 2, 1993	11418	June 6, 1994
TRT DESIGN	FINLAND	9	May 31, 1966	50142	May 5, 1967

23.2         Scheduled Securities:

    23.2.1      All of the issued and outstanding shares or other Securities (of all classes and categories) held and/or owned by the Grantor in the capital stocks of each of the Subsidiaries.

24.           INTERCREDITOR AGREEMENT

24.1         The Hypothec and the Separate Hypothec created herein shall rank:

    24.1.1      after the "Hypothec" and the "Separate Hypothec" in favour of BNY Trust Company of Canada/Compagnie Trust BNY Canada, as defined in and created by that ceratin "Deed of Hypothec to Secure Bonds" executed before the undersigned Notary under his Minute number 7693 and published by registration of notices thereof in the Register of Personal and Movable Real Rights of the Province of Quebec under numbers 05-0277642-0001 and 05-0277642-0002 and registration at length in the Land Register for the registration division of Montreal under number 12302109; and,

    24.1.2      pari passu with the "Hypothec" and the "Separate Hypothec" in favour of Export Development Canada/Exportation et Developpement Canada and Inter-American Development Bank, all as defined in and created by that certain "Deed of Hypothec" executed or to be executed forthwith before the undersigned Notary, to be published forthwith, all in accordance with the terms, conditions and provisions of the Intercreditor Agreement, which Intercreditor Agreement shall be deemed to form part of the present Deed.

24.2         To the extent that the Intercreditor Agreement is and remains in force in accordance with its terms, conditions and provisions, the Hypothec, Separate Hypothec, security interests and rights herein created in favour of the Trustee and their enforcement shall be subject to and governed by the terms, conditions and provisions of the Intercreditor Agreement.

25.           LANGUAGE

25.1         The parties hereby confirm their express wish that this Deed and all related documents be drawn up in English, but without prejudice to any such documents which may from time to time be drawn up in French only, or in both English and French./Les parties confirment leur volonté expresse que le présent acte et tous les documents connexes soient rédigés en anglais, mais sans préjudice cependant à tous tels documents qui pourront à l'occasion être rédigés en français seulement, ou à la fois en anglais et en français.

WHEREOF ACTE:

DONE AND PASSED at the City of Montreal, Province of Quebec on the day, month and year hereinabove first mentioned and of record under the number seven thousand eight hundred and thirty eight                                                            .

of the original Minutes of the undersigned Notary.

AND AFTER DUE READING HEREOF, the parties have signed with and in the presence of the undersigned Notary.

SR TELECOM INC. Per:
/s/ DAVID L. ADAMS
David L. Adams, Senior Vice-President, Finance, Chief Financial Officer and Secretary
SOCIÉTÉ DE FIDUCIE COMPUTERSHARE DU CANADA/COMPUTERSHARE TRUST COMPANY OF CANADA Per:
/s/ CHARLES ERIC GAUTHIER
Charles Eric Gauthier, Manager, Corporate Trust
Per:
/s/ FABIENNE PINATEL
Fabienne Pinatel, Professional, Corporate Trust

/s/ ROBERT ALAIN
ROBERT ALAIN, Notary

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DEED OF HYPOTHEC TO SECURE DEBENTURES